EXHIBIT 5.1

Mayer Brown LLP

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September 27 , 2012

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Auto Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

Registration Statement on Form S-3

Registration No. 333-182980

Ladies and Gentlemen:

We have acted as special counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”) formed by the Company pursuant to the trust agreement, dated as of May 13, 2003, between the Company and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (as amended, “Trust Agreement”). Each series of Notes will be issued pursuant to the Indenture, dated as of October 15, 2003, between the Issuing Entity and U.S. Bank National Association, as indenture trustee, as supplemented by an indenture supplement for each series (each, an “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee (as defined in the related Indenture Supplement). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

September 27, 2012

instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement, the Indenture, the Trust Agreement, the form of Underwriting Agreement and the form of Indenture Supplement (including the form of Notes included as an exhibit thereto) filed as an exhibit to the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and sold by the Issuing Entity and (c) payment of the agreed consideration for such Notes shall have been received by the Issuing Entity, all in accordance with the terms and conditions of the related Indenture Supplement and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the related Indenture Supplement and the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware.

MAYER BROWN LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

September 27, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP
Mayer Brown LLP